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                                                                   Exhibit 10.10

                              CONSULTING AGREEMENT

This CONSULTING AGREEMENT ("Agreement") is entered into as of this 9th day of November 2006, by and between UTi, Services, Inc., a California corporation with a principal place of business at 19500 Rancho Way, Rancho Dominguez, CA 90220 ("Company" or "UTi") and Linda Bennett, whose residence is 15448 Vista Haven Place, Sherman Oaks, CA 91403 ("Consultant").

                                     RECITAL

Simultaneously with the execution hereof, Company and Consultant are entering into a Separation Agreement and General Release (the "Separation Agreement").

As required by the Separation Agreement, Consultant is hereby engaged by the Company to provide the services set forth on Exhibit I.

Consultant and the Company intend that the Company obtain, to the fullest extent permitted by law, total ownership, exclusive rights to and complete control of all patents, trademarks, copyrights, trade secrets and other similar rights in and to all Works (as defined below) and all intermediate versions thereof and Consultant hereby agrees that she will, both during and after the period of this engagement by the Company, do nothing to adversely affect any rights of the Company in and to the Works.

NOW THEREFORE, in view of the Recital, which shall be deemed to be part of this Agreement, and in consideration of the mutual covenants, obligations and undertakings set forth herein the parties agree as follows:

     1. PAYMENT FOR CONSULTANT'S SERVICES: During the term of this Agreement, Consultant shall be paid a fee of $19,583 per month, payable semi-monthly or as otherwise agreed in writing.

     2. INVENTIONS: Any and all inventions, discoveries, developments, solutions, programs, methodologies, processes, procedures and innovations conceived by the Consultant alone or in conjunction with UTi employees or consultants during this engagement relative to the duties under this Agreement (the "Works") shall be the exclusive property of the Company; and the Consultant hereby assigns all right, title, and interest in the same to the Company. Any and all inventions, discoveries, developments and innovations conceived by the Consultant prior to the term of this Agreement and utilized by her in rendering duties to the Company are hereby licensed to the Company for use in its operations and for an infinite duration. This license is non-exclusive, and may be assigned without the Consultant's prior written approval by the Company to a wholly-owned subsidiary of the Company.


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     3.   CONFIDENTIALITY: The Consultant acknowledges that during the engagement she will have access to, make use of, acquire, create, develop or add to certain confidential and/or proprietary information regarding the Company, UTi Worldwide Inc. and its subsidiaries (collectively, the "UTi Group") and their businesses and affiliates (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include without limitation, all of the following materials and information (whether reduced to writing, whether marked as "confidential," and whether patentable or protected by copyright): various trade secrets, inventions, innovations, processes, information, programs, records, manuals, technical data and information, "know-how," customer-tailored solutions, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, other consulting products and processes, research and development programs, identities or lists of suppliers, vendors, and/or customers, financial information and financial projections or any other proprietary or confidential information relating to the UTi Group and its business and specifications owned or licensed by the Company and/or used by the Company in connection with the operations of its business. The Consultant agrees that she shall not disclose any of the aforesaid Proprietary Information, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of this engagement with the Company. All files, records, documents, blueprints, specifications, information, letters, notes, media lists, original artwork/creative, notebooks, and similar items relating to the business of the Company, whether prepared by the Consultant or the Company, or otherwise coming into her possession, shall remain the exclusive property of the Company. The Consultant shall not retain any copies of the foregoing without the Company's prior written permission. Upon the expiration of this Agreement, or whenever requested by the Company, the Consultant shall immediately deliver to the Company all such files, records, documents specifications, information, and other items in her possession or under his control.

     4. THIRD PARTY RIGHTS: Consultant warrants, represents and covenants that Consultant shall not use for the benefit of the Company, or disclose to the Company, any trade secret or proprietary information of any third party.

     5.   TERMINATION: This Agreement will automatically terminate on July 31,
          2007.

     6. INDEPENDENT CONTRACTOR: This Agreement shall not render the Consultant as an employee, partner, agent of, or joint venture partner with the Company for any purpose. The Consultant is and shall remain an independent contractor in her relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Consultant's compensation hereunder. Except as expressly provided in the Separation Agreement, Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.


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     7.   COMPLETENESS OF THIS AGREEMENT: This Agreement and the Separation
          Agreement set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior agreements, arrangements and understandings, written or oral, relating to such subject matter. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or the Separation Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

     8. AMENDMENTS TO THIS AGREEMENT: No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

     9. NOTICES: Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice of demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the Untied States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

               If to the Consultant:   Linda Bennett
                                       15448 Vista Haven Place
                                       Sherman Oaks, CA 91403

               If to the Company:      General Counsel
                                       UTi, Services, Inc.
                                       19500 S. Rancho Way, Suite 116
                                       Rancho Dominguez, CA 90220

     10. GOVERNING LAW: The laws of the state of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

     11. INSIDE INFORMATION -- SECURITIES LAWS VIOLATIONS. In the course of the performance of Consultant's duties, it is expected that Consultant will receive information that is considered material inside information within the meaning and intent of the federal securities laws, rules, and regulations. Consultant will not disclose this information directly or indirectly for Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of the Company's affiliated companies.

     12. DISPUTE RESOLUTION: Any dispute regarding the validity or terms of this Agreement shall be resolved by an arbitrator selected in accordance with the employment rules of JAMS in Los Angeles County, California as the exclusive


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          remedy for any such dispute, and in lieu of any court action, which is hereby waived. The only exception is a claim by either party for injunctive relief pending arbitration.

     13. ASSIGNMENT: The Consultant shall not assign any of her rights under this Agreement or delegate the performance of any of her duties hereunder without the prior written consent of the Company.

     14. SEVERABILITY: If any provision of this Agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this Agreement which shall otherwise remain in full force and effect.

     15. RIGHTS AND OBLIGATIONS: This Agreement shall be binding upon and inure to the successors, heirs and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date hereof.

Consultant                              UTi, Services, Inc.


/s/ Linda Bennett                       By: /s/ Lance D'Amico
-------------------------------------       ------------------------------------
                                        Its: Global General Counsel


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                                    Exhibit 1

General consulting and transitional services relating to the UTi Group's global IT infrastructure, systems and related matters as and when requested by the Chief Executive Officer of UTi Worldwide Inc.


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